Filed Under Rule 424(b)(3), Registration Statement No. 333-199914
Pricing Supplement Number 409 Dated Monday, March 21, 2016
(To: Prospectus Dated November 6, 2014 and Prospectus Supplement Dated November 10, 2014)

CUSIP Number	Principal Amount	Selling Price	Gross Concession	Net Proceeds	Coupon Type	Coupon Rate	Coupon Frequency	Maturity Date	1st Coupon Date	1st Coupon Amount	Survivor's Option	Product Ranking
63743FZA7	[]	100%	1.350%	[]	Fixed	2.350%	MONTHLY	03/15/2022	04/15/2016	$0.98	Yes	Senior Unsecured Notes

Redemption Information: Non-Callable

CUSIP Number	Principal Amount	Selling Price	Gross Concession	Net Proceeds	Coupon Type	Coupon Rate	Coupon Frequency	Maturity Date	1st Coupon Date	1st Coupon Amount	Survivor's Option	Product Ranking
63743FZB5	[]	100%	2.150%	[]	Fixed	3.500%	MONTHLY	09/15/2029	04/15/2016	$1.46	Yes	Senior Unsecured Notes

Redemption Information: Non-Callable

National Rural Utilities Cooperative Finance Corp
Offering Dates: Monday, March 21, 2016 through Monday, March 28, 2016
Trade Date: Monday, March 28, 2016 @12:00 PM ET
Settlement Date: Thursday, March 31, 2016
Minimum Denomination/Increments:$1,000.00/$1,000.00
Initial trades settle flat and clear SDFS: DTC Book Entry only
DTC number: 0235 via RBC Dain Rauscher Inc.

Agents: Incapital, LLC, Citigroup, Comerica Securities, J.J.B. Hilliard, W.L. Lyons, Inc., Wells Fargo

If the maturity date or an interest payment date for any note is not a Business Day (as term is defined in Prospectus), principal, premium, if any, and interest for that note is paid on the next Business Day, and no interest will accrue from, and after, the maturity date or interest payment date.

InterNotes® is a registered trademark of Incapital Holdings, LLC. All rights reserved.
National Rural Utilities Cooperative Finance Corp Prospectus Dated November 6, 2014